Exhibit 99.1

UPS RELEASES 3Q 2026 EARNINGS
Consolidated Revenue Increased 6.7% to $22.9B,
with Growth Across All Segments
•Consolidated Operating Margin of 7.6%; Non-GAAP Adj. Consolidated Operating Margin* of 9.0%
•Diluted EPS of $1.37; Non-GAAP Adj. Diluted EPS of $1.69
•Raises Fourth-Quarter 2026 Financial Guidance
•Raises Full-year 2026 Outlook for Consolidated Revenue to ~$92.6B, Non-GAAP Adj. Operating Profit to ~$8.75B and Non-GAAP Adj. Diluted EPS to ~$7.28
•Raises Non-GAAP Adj. Free Cash Flow Target to ~$6.1B

ATLANTA – October 27, 2026 – UPS (NYSE:UPS) today announced third-quarter 2026 consolidated revenue of $22.9 billion. Consolidated operating profit was $1.7 billion; non-GAAP adjusted consolidated operating profit was $2.1 billion. Diluted earnings per share were $1.37; non-GAAP adjusted diluted earnings per share were $1.69†.

For the third quarter of 2026, GAAP results include a net charge of $279 million, or $0.32 per diluted share, comprised of after-tax transformation strategy costs of $130 million, as well as a $182 million charge associated with a goodwill impairment in Supply Chain Solutions, partially offset by a gain on sale of MD-11 assets of $33 million.

“I want to thank all UPSers for their unwavering commitment to our customers and for delivering another quarter of strong performance,” said Carol Tomé, UPS chief executive officer. “Our third-quarter results demonstrate the continued strengthening of our business fundamentals, driven by premium growth and greater network efficiency. As momentum builds, we are entering the holiday shipping season from a position of strength, with the most automated and efficient network in our history. Given the strength we see in the business, we are raising our full-year financial guidance.”

U.S. Domestic Segment

	3Q 2026	Non-GAAP Adjusted 3Q 2026	3Q 2025	Non-GAAP Adjusted 3Q 2025
Revenue	$14,865 M		$14,220 M
Operating profit	$906 M	$1,034 M	$603 M	$905 M

•Revenue increased 4.5%, driven by a 6.1% increase in revenue per piece.
•Operating margin was 6.1%; non-GAAP adjusted operating margin was 7.0%.

International Segment

	3Q 2026	Non-GAAP Adjusted 3Q 2026	3Q 2025	Non-GAAP Adjusted 3Q 2025
Revenue	$5,007 M		$4,673 M
Operating profit	$746 M	$746 M	$676 M	$691 M

•Revenue increased 7.1%, driven by a 15.0% increase in revenue per piece.

•Operating margin on both a GAAP and non-GAAP adjusted basis was 14.9%.

Supply Chain Solutions1

	3Q 2026	Non-GAAP Adjusted 3Q 2026	3Q 2025	Non-GAAP Adjusted 3Q 2025
Revenue	$2,981 M		$2,522 M
Operating profit	$92 M	$274 M	$525 M	$536 M
1 Consists of operating segments that do not meet the criteria of a reportable segment under ASC Topic 280 – Segment Reporting.

•Revenue increased 18.2%, primarily due to growth in forwarding and logistics, including healthcare.
•Operating margin was 3.1%; non-GAAP adjusted operating margin was 9.2%.

2026 Outlook
The company provides certain guidance on a non-GAAP adjusted basis because it is not possible to predict or provide a reconciliation reflecting the impact of various potential future events, including the impact of pension adjustments, certain strategic initiatives or other unanticipated events, which would be included in reported (GAAP) results and could be material.

UPS is raising its fourth-quarter and full-year 2026 financial guidance. For the fourth quarter of 2026, on a consolidated basis, UPS expects revenue to be approximately $25.7 billion and non-GAAP adjusted operating profit of approximately $3.3 billion. For the full year 2026, the company now expects consolidated revenue of approximately $92.6 billion, non-GAAP adjusted operating profit of approximately $8.75 billion, non-GAAP adjusted diluted EPS of approximately $7.28, and non-GAAP adjusted free cash flow of approximately $6.1B.

The company confirms the following for the full year 2026:
•Capital expenditures of approximately $3.0 billion
•Dividend payments of around $5.4 billion, subject to board approval
•Effective tax rate of approximately 23%
•$1.3 billion in pension contributions

* “Non-GAAP Adjusted” or “Non-GAAP Adj.” amounts are non-GAAP adjusted financial measures. See the appendix to this release for a discussion of non-GAAP adjusted financial measures, including a reconciliation to the most closely correlated GAAP measure.

†3Q25 results included a $330M pre-tax gain within Supply Chain Solutions, or $0.30 of EPS, from a sale-leaseback transaction.

Contacts:
UPS Media Relations: 404-828-7123 or pr@ups.com
UPS Investor Relations: 404-828-6059 (option 4) or investor@ups.com

# # #

Conference Call Information
UPS CEO Carol Tomé and CFO Brian Dykes will discuss third-quarter results with investors and analysts during a conference call at 8:30 a.m. ET, October 27, 2026. That call will be open to others through a live Webcast. To access the Webcast, go to the UPS Investor Relations page and click on “Earnings Conference Call.” Additional financial information is included in the detailed financial schedules being posted on www.investors.ups.com under “Quarterly Earnings and Financials” and as furnished to the SEC as an exhibit to our Current Report on Form 8-K.

About UPS

UPS (NYSE: UPS) is one of the world’s largest companies, with 2025 revenue of $88.7 billion, and provides a broad range of integrated logistics solutions for customers in more than 200 countries and territories. Focused on its purpose statement, “Moving our world forward by delivering what matters,” the company’s approximately 460,000 employees embrace a strategy that is simply stated and powerfully executed: Customer First. People Led. Innovation Driven. UPS is committed to reducing its impact on the environment and supporting the communities we serve around the world. More information can be found at www.ups.com, about.ups.com and www.investors.ups.com.

Forward-Looking Statements
This release, our Annual Report on Form 10-K for the year ended December 31, 2025 and our other filings with the Securities and Exchange Commission contain and in the future may contain “forward-looking statements”. Statements other than those of current or historical fact, and all statements accompanied by terms such as “will,” “believe,” “project,” “expect,” “estimate,” “assume,” “intend,” “anticipate,” “target,” “plan,” and similar terms, are intended to be forward-looking statements.
From time to time, we also include written or oral forward-looking statements in other publicly disclosed materials. Forward-looking statements may relate to our intent, belief, forecasts of, or current expectations about our strategic direction, prospects, future results, or future events; they do not relate strictly to historical or current facts. Management believes that these forward-looking statements are reasonable as and when made. However, caution should be taken not to place undue reliance on any forward-looking statements because such statements speak only as of the date when made and the future, by its very nature, cannot be predicted with certainty.
Forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our historical experience and our present expectations or anticipated results. These risks and uncertainties include, but are not limited to: changes in general economic conditions in the U.S. or internationally, including as a result of changes in the global trade policy, new or increased tariffs, government shutdowns, or geopolitical uncertainty, tensions and/or conflicts in or arising from various countries and regions, including the European Union, Ukraine, the Russian Federation, the Middle East and the Trans-Pacific region; significant competition on a local, regional, national and international basis; changes in our relationships with our significant customers; our ability to attract and retain qualified employees; strikes, work stoppages or slowdowns by our employees; increased or more complex physical or operational security requirements; a significant cybersecurity incident, or increased data protection regulations; our ability to maintain our brand image and corporate reputation; impacts from global climate change; interruptions in or impacts on our business from natural or man-made events or disasters including terrorist attacks, epidemics or pandemics; exposure to changing economic, political, regulatory and social developments in international and emerging markets; our ability to realize the anticipated benefits from acquisitions, dispositions, joint ventures or strategic alliances; the effects of changing prices of energy, including gasoline, diesel, jet fuel, other fuels and interruptions in supplies of these commodities; changes in exchange rates or interest rates; our ability to accurately forecast our future capital investment needs; increases in our expenses or funding obligations relating to employee health, retiree health and/or pension benefits; our ability to manage insurance and claims expenses; changes in business strategy, government regulations or economic or market conditions that may result in impairments of our assets; potential additional U.S. or international tax liabilities; increasingly stringent regulations related to climate change; potential claims or litigation related to labor and employment, personal injury, property damage, business practices, environmental liability and other matters; and other risks discussed in our filings with the Securities and Exchange Commission from time to time, including our Annual Report on Form 10-K for the year ended December 31, 2025, and subsequently filed reports. You should consider the limitations on, and risks associated with, forward-looking statements and not unduly rely on the accuracy of predictions contained in such forward-looking statements. We do not undertake any obligation to update forward-looking statements to reflect events, circumstances, changes in expectations, or the occurrence of unanticipated events after the date of those statements, except as required by law.
The Company routinely posts important information, including news releases, announcements, materials provided or displayed at analyst or investor conferences, and other statements about its business and results of operations, that may be deemed material to investors on the Company’s Investors Relations website at www.investors.ups.com. The Company uses its website as a means of disclosing material, nonpublic information and for complying with the Company’s disclosure obligations under Regulation FD. Investors should monitor the Company’s Investor Relations website in addition to following the Company’s press releases, filings with the SEC, public conference calls and webcasts. We do not incorporate the contents of any website into this or any other report we file with the SEC.

Reconciliation of GAAP and Non-GAAP Adjusted Financial Measures

We supplement the reporting of our financial information determined under generally accepted accounting principles ("GAAP") with certain non-GAAP adjusted financial measures. Management views and evaluates business performance on both a GAAP basis and by excluding costs and benefits associated with these non-GAAP adjusted financial measures. As a result, we believe the presentation of these non-GAAP adjusted financial measures better enables users of our financial information to view and evaluate underlying business performance from the same perspective as management.

Non-GAAP adjusted financial measures should be considered in addition to, and not as an alternative for, our reported results prepared in accordance with GAAP. Our non-GAAP adjusted financial measures do not represent a comprehensive basis of accounting and therefore may not be comparable to similarly titled measures reported by other companies.

Forward-Looking Non-GAAP Adjusted Financial Measures

From time to time when presenting forward-looking non-GAAP adjusted financial measures, we are unable to provide quantitative reconciliations to the most closely correlated GAAP measure due to the uncertainty in the timing, amount or nature of any adjustments, which could be material in any period.
Transformation Strategy Costs

We exclude the impact of charges related to initiatives within our transformation strategy. Our transformation strategy initiatives have spanned several years and are designed to fundamentally change the spans and layers of our organization structure, processes, technologies and the composition of our business portfolio.

Various circumstances precipitated these initiatives, including identification and prioritization of certain investments, developments and changes in competitive landscapes, inflationary pressures, consumer behaviors, and other factors including post-COVID normalization and volume diversions attributed to our 2023 labor negotiations.

Our transformation strategy has included the following initiatives:

Transformation 2.0: We reduced spans and layers of management, reviewed and refined our business portfolio and invested in certain technologies to reduce costs, increase visibility and reduce reliance on legacy systems. Costs associated with Transformation 2.0 consisted primarily of compensation and benefit costs related to reductions in our workforce and fees paid to third-party consultants. This initiative was completed in 2025.

Fit to Serve: We undertook our Fit to Serve initiative to right-size our business to create a more efficient operating model that was more responsive to market dynamics through a workforce reduction, primarily within management. This initiative was completed in 2025.

Network Reconfiguration and Efficiency Reimagined: Our Network of the Future initiative is enhancing the efficiency of our U.S. Domestic Package network through automation and operational sort consolidation. In connection with our strategic execution of planned volume declines from our largest customer, we began our Network Reconfiguration initiative in the fourth quarter of 2024, which was an expansion of Network of the Future and under which we are further consolidating facilities, vehicles, aircraft and our workforce, as well as, executing an end-to-end process redesign through our Efficiency Reimagined  initiative.

Through these initiatives, in the first nine months of 2026, we reduced our operational workforce, closed certain daily operations at leased and owned buildings and achieved approximately $1.8 billion of program benefits. We expect to achieve nearly $3 billion in full year 2026 benefits from these initiatives.

As a part of these initiatives, we expect non-GAAP adjusted operating expense to exclude between $1.4 and $1.6 billion in cost for the full year 2026, primarily related to employee separation costs and third-party consulting fees, of which $1.2 billion is related to the Driver Choice Program. As of September 30, 2026 we had incurred $1.4 billion in costs during 2026, and $1.9 billion in total costs, as a part of these initiatives. While the planned volume reductions from our largest customer were completed in the second quarter of 2026, our Efficiency Reimagined initiative is not expected to conclude until the fourth quarter of 2027.

We do not consider the related costs to be ordinary because each program involves separate and distinct activities that span multiple periods, and such costs are not expected to drive incremental revenue. These initiatives exceed ordinary, ongoing efforts to enhance our business performance and profitability.

Gains and Losses on Sales of Assets

We previously recorded non-GAAP adjustments for the impairment of our MD-11 aircraft recognized in the fourth quarter of 2025. As a result of subsequent sales of related previously impaired parts associated with these aircraft, we recognized gains on sales during 2026. We supplement our presentation with non-GAAP adjusted financial measures that exclude the impact of these gains, as we believe such treatment is consistent with how the related impairment was initially presented.

Net Loss (Gain) on Divestitures

We exclude the impact of gains and losses related to business divestitures. We do not consider these transactions to be a component of our ongoing operations, nor do we consider their impact when evaluating business unit operating performance, resource allocation decisions or incentive compensation award determinations.

Goodwill and Asset Impairments

We exclude the impact of goodwill and certain asset impairment charges. We do not consider these charges when evaluating business unit operating performance, resource allocation decisions or incentive compensation award determinations.

Reversal of Income Tax Valuation Allowance

We previously recorded non-GAAP adjustments for transactions that resulted in capital loss deferred tax assets that were not expected to be realized. As a result of property sales during 2025, we realized these capital losses. We supplement our presentation with non-GAAP adjusted financial measures that exclude the impact of the reversals of the valuation allowances against these deferred tax assets as we believe such treatment is consistent with how the valuation allowance was initially established.

Non-GAAP Adjusted Cost per Piece

We evaluate the efficiency of our operations using various metrics, including non-GAAP adjusted cost per piece. Non-GAAP adjusted cost per piece in any period is calculated as non-GAAP adjusted operating expenses divided by total volume. Because non-GAAP adjusted operating expenses exclude costs or charges that we do not consider a part of underlying business performance when monitoring and evaluating business unit operating performance, making resource allocation decisions or incentive compensation award determinations, we believe this is the appropriate metric on which to base reviews and evaluations of the efficiency of our operational performance.

Free Cash Flow

We calculate free cash flow as cash flows from operating activities less capital expenditures, proceeds from disposals of property, plant and equipment, and plus or minus the net changes in other investing activities. We believe free cash flow is an important indicator of how much cash is generated by our ongoing business operations and we use this as a measure of incremental cash available to invest in our business, meet our debt obligations and return cash to shareowners.

United Parcel Service, Inc.
Reconciliation of GAAP and Non-GAAP Adjusted Measures
(unaudited)

Three Months Ended
September 30,
(amounts in millions)	2026	2025		2026	2025
Operating Profit (GAAP)	$1,744	$1,804	Operating Margin (GAAP)	7.6%	8.4%

Transformation Strategy Costs:			Transformation Strategy Costs:
Transformation 2.0	—	13	Transformation 2.0	—%	0.1%

Fit to Serve	—	19	Fit to Serve	—%	0.1%

Network Reconfiguration and Efficiency Reimagined	171	296	Network Reconfiguration and Efficiency Reimagined	0.8%	1.4%

Total Transformation Strategy Costs	171	328	Total Transformation Strategy Costs	0.8%	1.6%

Goodwill and Asset Impairment Charges (1)	182	—	Goodwill and Asset Impairment Charges (1)	0.8%	—%
Gains on Sales of Assets(2)	(43)	—	Gains on Sales of Assets(2)	(0.2)%	—%

Non-GAAP Adjusted Operating Profit	$2,054	$2,132	Non-GAAP Adjusted Operating Margin	9.0%	10.0%
(1) Reflects Goodwill and Asset Impairment Charges for a reporting unit within SCS in 2026.
(2) Reflects a gain on the sale of previously impaired aircraft parts in 2026.

United Parcel Service, Inc.
Reconciliation of GAAP and Non-GAAP Adjusted Measures
(unaudited)

Three Months Ended
September 30,
(amounts in millions)	2026	2025	(amounts in millions)	2026	2025
Income Before Income Taxes (GAAP)	$1,571	$1,607	Income Tax Expense (GAAP)	$408	$296

Transformation Strategy Costs:			Transformation Strategy Costs:
Transformation 2.0	—	13	Transformation 2.0	—	3

Fit to Serve	—	19	Fit to Serve	—	4

Network Reconfiguration and Efficiency Reimagined	171	296	Network Reconfiguration and Efficiency Reimagined	41	71

Total Transformation Strategy Costs	171	328	Total Transformation Strategy Costs	41	78

Goodwill and Asset Impairment Charges (1)	182	—	Goodwill and Asset Impairment Charges (1)	—	—
Gains on Sales of Assets(2)	(43)	—	Gains on Sales of Assets(2)	(10)	—
			Reversal of Income Tax Valuation Allowance (3)	—	86

Non-GAAP Adjusted Income Before Income Taxes	$1,881	$1,935	Non-GAAP Adjusted Income Tax Expense	$439	$460
(1) Reflects Goodwill and Asset Impairment Charges for a reporting unit within SCS in 2026.
(2) Reflects a gain on the sale of previously impaired aircraft parts in 2026.
(3) Reflects the reversal of an income tax valuation allowance in 2025.

United Parcel Service, Inc.
Reconciliation of GAAP and Non-GAAP Adjusted Measures
(unaudited)

Three Months Ended
September 30,
(amounts in millions)	2026	2025		2026	2025
Net Income (GAAP)	$1,163	$1,311	Diluted Earnings Per Share (GAAP)	$1.37	$1.55

Transformation Strategy Costs:			Transformation Strategy Costs:
Transformation 2.0	—	10	Transformation 2.0	—	0.01

Fit to Serve	—	15	Fit to Serve	—	0.02

Network Reconfiguration and Efficiency Reimagined	130	225	Network Reconfiguration and Efficiency Reimagined	0.15	0.26

Total Transformation Strategy Costs	130	250	Total Transformation Strategy Costs	0.15	0.29

Goodwill and Asset Impairment Charges (1)	182	—	Goodwill and Asset Impairment Charges (1)	0.21	—
Gains on Sales of Assets(2)	(33)	—	Gains on Sales of Assets(2)	(0.04)	—
Reversal of Income Tax Valuation Allowance (3)	—	(86)	Reversal of Income Tax Valuation Allowance (3)	—	(0.10)

Non-GAAP Adjusted Net Income	$1,442	$1,475	Non-GAAP Adjusted Diluted Earnings Per Share	$1.69	$1.74
(1) Reflects Goodwill and Asset Impairment Charges for a reporting unit within SCS in 2026.
(2) Reflects a gain on the sale of previously impaired aircraft parts in 2026.
(3) Reflects the reversal of an income tax valuation allowance in 2025.

United Parcel Service, Inc.
Reconciliation of GAAP and Non-GAAP Adjusted Measures by Segment
(unaudited)

Three Months Ended
September 30,
	2026	2025		2026	2025		2026	2025
U.S. Domestic Package	Operating Expenses		% Change	Operating Profit		% Change	Operating Margin
GAAP	$13,959	$13,617	2.5%	$906	$603	50.2%	6.1%	4.2%

Adjusted for:
Transformation Strategy Costs	(171)	(302)		171	302		1.2%	2.2%
Gains on Sales of Assets	43	—		(43)	—		(0.3)%	—%

Non-GAAP Adjusted Measure	$13,831	$13,315	3.9%	$1,034	$905	14.3%	7.0%	6.4%

	2026	2025		2026	2025		2026	2025
International Package	Operating Expenses		% Change	Operating Profit		% Change	Operating Margin
GAAP	$4,261	$3,997	6.6%	$746	$676	10.4%	14.9%	14.5%

Adjusted for:
Transformation Strategy Costs	—	(15)		—	15		—%	0.3%

Non-GAAP Adjusted Measure	$4,261	$3,982	7.0%	$746	$691	8.0%	14.9%	14.8%

	2026	2025		2026	2025		2026	2025
Supply Chain Solutions	Operating Expenses		% Change	Operating Profit		% Change	Operating Margin
GAAP	$2,889	$1,997	44.7%	$92	$525	(82.5)%	3.1%	20.8%

Adjusted for:
Transformation Strategy Costs	—	(11)		—	11		—%	0.5%
Goodwill and Asset Impairment Charges	(182)	—		182	—		6.1%	—%

Non-GAAP Adjusted Measure	$2,707	$1,986	36.3%	$274	$536	(48.9)%	9.2%	21.3%

United Parcel Service, Inc.
Reconciliation of GAAP and Non-GAAP Adjusted Measures
(unaudited)

Nine Months Ended
September 30,
(amounts in millions)	2026	2025		2026	2025
Operating Profit (GAAP)	$3,941	$5,292	Operating Margin (GAAP)	5.9%	8.2%

Transformation Strategy Costs:			Transformation Strategy Costs:
Transformation 2.0	—	26	Transformation 2.0	—%	0.1%

Fit to Serve	—	47	Fit to Serve	—%	0.1%

Network Reconfiguration and Efficiency Reimagined	1,398	387	Network Reconfiguration and Efficiency Reimagined	2.1%	0.6%

Total Transformation Strategy Costs	1,398	460	Total Transformation Strategy Costs	2.1%	0.8%

Goodwill and Asset Impairment Charges (1)	182	—	Goodwill and Asset Impairment Charges (1)	0.3%	—%
Gains on Sales of Assets(2)	(43)	—	Gains on Sales of Assets(2)	(0.1)%	—%
Net Loss on Divestiture (3)	—	19	Net Loss on Divestiture (3)	—%	—%

Non-GAAP Adjusted Operating Profit	$5,478	$5,771	Non-GAAP Adjusted Operating Margin	8.2%	9.0%
(1) Reflects Goodwill and Asset Impairment Charges for a reporting unit within SCS in 2026.
(2) Reflects a gain on the sale of previously impaired aircraft parts in 2026.
(3) Reflects a loss on the divestiture of a business within Supply Chain Solutions in 2025.

United Parcel Service, Inc.
Reconciliation of GAAP and Non-GAAP Adjusted Measures
(unaudited)

Nine Months Ended
September 30,
(amounts in millions)	2026	2025	(amounts in millions)	2026	2025
Other Income (Expense) (GAAP)	$(485)	$(500)	Income Before Income Taxes (GAAP)	$3,456	$4,792

Goodwill and Asset Impairment Charges (4)	—	19	Transformation Strategy Costs:
			Transformation 2.0	—	26
Non-GAAP Adjusted Other Income (Expense)	$(485)	$(481)
			Fit to Serve	—	47

			Network Reconfiguration and Efficiency Reimagined	1,398	387

			Total Transformation Strategy Costs	1,398	460

			Goodwill and Asset Impairment Charges (1), (4)	182	19
			Gains on Sales of Assets(2)	(43)	—
			Net Loss on Divestiture (3)	—	19

			Non-GAAP Adjusted Income Before Income Taxes	$4,993	$5,290
(1) Reflects Goodwill and Asset Impairment Charges for a reporting unit within SCS in 2026.
(2) Reflects a gain on the sale of previously impaired aircraft parts in 2026.
(3) Reflects a loss on the divestiture of a business within Supply Chain Solutions in 2025.
(4) Reflects the write-down of an equity investment in 2025.

United Parcel Service, Inc.
Reconciliation of GAAP and Non-GAAP Adjusted Measures
(unaudited)

Nine Months Ended
September 30,
(amounts in millions)	2026	2025
Income Tax Expense (GAAP)	$825	$1,011

Transformation Strategy Costs:
Transformation 2.0	—	6

Fit to Serve	—	10

Network Reconfiguration and Efficiency Reimagined	335	93

Total Transformation Strategy Costs	335	109

Gains on Sales of Assets(2)	(10)	—
Net Loss on Divestiture (3)	—	4
Reversal of Income Tax Valuation Allowance (5)	—	109

Non-GAAP Adjusted Income Tax Expense	$1,150	$1,233
(2) Reflects a gain on the sale of previously impaired aircraft parts in 2026.
(3) Reflects a loss on the divestiture of a business within Supply Chain Solutions in 2025.
(5) Reflects the reversal of an income tax valuation allowance in 2025.

United Parcel Service, Inc.
Reconciliation of GAAP and Non-GAAP Adjusted Measures
(unaudited)

Nine Months Ended
September 30,
(amounts in millions)	2026	2025		2026	2025
Net Income (GAAP)	$2,631	$3,781	Diluted Earnings Per Share (GAAP)	$3.09	$4.46

Transformation Strategy Costs:			Transformation Strategy Costs:
Transformation 2.0	—	20	Transformation 2.0	—	0.02

Fit to Serve	—	37	Fit to Serve	—	0.04

Network Reconfiguration and Efficiency Reimagined	1,063	294	Network Reconfiguration and Efficiency Reimagined	1.26	0.35

Total Transformation Strategy Costs	1,063	351	Total Transformation Strategy Costs	1.26	0.41

Goodwill and Asset Impairment Charges (1), (4)	182	19	Goodwill and Asset Impairment Charges (1), (4)	0.21	0.02
Gains on Sales of Assets(2)	(33)	—	Gains on Sales of Assets(2)	(0.04)	—
Net Loss on Divestiture (3)	—	15	Net Loss on Divestiture (3)	—	0.02
Reversal of Income Tax Valuation Allowance (5)	—	(109)	Reversal of Income Tax Valuation Allowance (5)	—	(0.13)

Non-GAAP Adjusted Net Income	$3,843	$4,057	Non-GAAP Adjusted Diluted Earnings Per Share	$4.52	$4.78
(1) Reflects Goodwill and Asset Impairment Charges for a reporting unit within SCS in 2026.
(2) Reflects a gain on the sale of previously impaired aircraft parts in 2026.
(3) Reflects a loss on the divestiture of a business within Supply Chain Solutions in 2025.
(4) Reflects the write-down of an equity investment in 2025.
(5) Reflects the reversal of an income tax valuation allowance in 2025.

United Parcel Service, Inc.
Reconciliation of GAAP and Non-GAAP Adjusted Measures by Segment
(unaudited)

Nine Months Ended
September 30,
	2026	2025		2026	2025		2026	2025
U.S. Domestic Package	Operating Expenses		% Change	Operating Profit		% Change	Operating Margin
GAAP	$42,483	$40,265	5.5%	$1,437	$2,498	(42.5)%	3.3%	5.8%

Adjusted for:
Transformation Strategy Costs	(1,393)	(400)		1,393	400		3.1%	1.0%
Gains on Sales of Assets	43	—		(43)	—		(0.1)%	—%

Non-GAAP Adjusted Measure	$41,133	$39,865	3.2%	$2,787	$2,898	(3.8)%	6.3%	6.8%

	2026	2025		2026	2025		2026	2025
International Package	Operating Expenses		% Change	Operating Profit		% Change	Operating Margin
GAAP	$12,675	$11,542	9.8%	$1,916	$1,989	(3.7)%	13.1%	14.7%

Adjusted for:
Transformation Strategy Costs	(4)	(38)		4	38		0.1%	0.3%

Non-GAAP Adjusted Measure	$12,671	$11,504	10.1%	$1,920	$2,027	(5.3)%	13.2%	15.0%

	2026	2025		2026	2025		2026	2025
Supply Chain Solutions	Operating Expenses		% Change	Operating Profit		% Change	Operating Margin
GAAP	$7,790	$7,083	10.0%	$588	$805	(27.0)%	7.0%	10.2%

Adjusted for:
Transformation Strategy Costs	(1)	(22)		1	22		—%	0.3%
Net Loss on Divestiture	—	(19)		—	19		—%	0.2%
Goodwill and Asset Impairment Charges	(182)	—		182	—		2.2%	—%

Non-GAAP Adjusted Measure	$7,607	$7,042	8.0%	$771	$846	(8.9)%	9.2%	10.7%

United Parcel Service, Inc.
Reconciliation of Free Cash Flow (Non-GAAP measure)
(unaudited)

Nine Months Ended
September 30,
(amounts in millions)	2026	2025
Cash flows from operating activities	$5,986	$5,148
Capital expenditures	(2,221)	(2,969)
Proceeds from disposals of property, plant and equipment	473	585
Other investing activities	(18)	(20)
Free Cash Flow (Non-GAAP measure)	$4,220	$2,744

United Parcel Service, Inc.
Reconciliation of GAAP and Non-GAAP Adjusted Measures - U.S. Domestic Cost Per Piece
(unaudited)

	Three Months Ended
	September 30,
	2026	2025	% Change
Operating Days	65	64
Average Daily U.S. Domestic Package Volume (in thousands)	15,621	16,150
U.S. Domestic Package Cost Per Piece (GAAP)	$13.45	$12.92	4.1%

Transformation Strategy Costs	(0.17)	(0.29)
Gains on Sales of Assets	0.04	—

U.S. Domestic Package Non-GAAP Adjusted Cost Per Piece	$13.32	$12.63	5.5%

Note: Cost per piece excludes expense associated with cargo and other activity.

United Parcel Service, Inc.
Reconciliation of GAAP and Non-GAAP Adjusted Measures - U.S. Domestic Cost Per Piece
(unaudited)

	Nine Months Ended
	September 30,
	2026	2025	% Change
Operating Days	191	190
Average Daily U.S. Domestic Package Volume (in thousands)	15,884	16,707
U.S. Domestic Package Cost Per Piece (GAAP)	$13.70	$12.43	10.2%

Transformation Strategy Costs	(0.46)	(0.13)
Gains on Sales of Assets	0.01	—

U.S. Domestic Package Non-GAAP Adjusted Cost Per Piece	$13.25	$12.30	7.7%

Note: Cost per piece excludes expense associated with cargo and other activity.